UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2005

WELLCHOICE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31513	71-0901607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 West 42nd Street New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 476-7800

Not Applicable

(Former Name or Former Address,

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 14, 2005, we entered into the Fourth Amendment to our existing Credit and Guaranty Agreement among WellChoice, Inc., as Borrower and guarantor thereunder, Empire HealthChoice Assurance, Inc. and Empire HealthChoice HMO, Inc., as Applicants, the Lenders party thereto, The Bank of New York, as Issuing Bank, HSBC Bank USA and Wachovia Bank, National Association, as Co-Syndication Agents, and The Bank of New York, as Administrative Agent. The agreement provides us with a credit facility, under which we are able to borrow, subject to customary conditions, for general working capital purposes. The total outstanding amounts under the credit facility cannot exceed $100.0 million. The facility has a term of 364 days with a current maturity date of October 13, 2006, subject to extension for additional periods of 364 days with the consent of the lenders. Under the Fourth Amendment to the credit facility, borrowings under the facility will bear interest, at our option, at The Bank of New York’s prime commercial rate (or, if greater, 0.50% plus the federal funds rate) as in effect from time to time plus a margin of between zero and .75%, or LIBOR plus a margin of between .875% and 2.0%, with the applicable margin to be determined based on our financial strength rating. As of the date of this Current Report on Form 8-K, there were no funds drawn against this credit facility.

The credit facility contains covenants that limit our ability to issue any equity interest that is not issued on a perpetual basis or in respect of which we shall become liable to purchase, redeem, retire or otherwise acquire any such interest, including any class of redeemable preferred stock. However, the credit facility does not restrict us from paying dividends on our common stock or repurchasing or redeeming shares of our common stock. Covenants under the credit facility also impose limitations on the incurrence of secured debt, creation of liens, mergers, asset sales, transactions with affiliates and material amendments of material agreements, as defined in the credit facility without the consent of the lenders. In addition, the credit facility contains certain financial covenants. Failure to comply with any of these covenants will result in an event of default, which could result in the termination of the credit facility.

A copy of the Fourth Amendment to the Credit and Guaranty Agreement is attached hereto as Exhibit 10.46 and incorporated in this Current Report on Form 8-K by reference thereto.

Certain of the Agents and Lenders under the Credit and Guaranty Agreement and their affiliates have from time to time provided, and may continue to provide in the future, various investment and commercial banking and financial advisory services to WellChoice and our affiliates, for which they have received, and will in the future receive, customary fees and commissions.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits. The following exhibit to this Current Report on Form 8-K is being filed:

Exhibit No.	Description

10.46	Fourth Amendment dated October 14, 2005, to Credit and Guaranty Agreement dated as of October 17, 2002

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCHOICE, INC. (Registrant)

Date: October 19, 2005	By:	/s/ JOHN W. REMSHARD
	Name:	John W. Remshard
	Title:	Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.46	Fourth Amendment dated October 14, 2005, to Credit and Guaranty Agreement dated as of October 17, 2002

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